UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 6, 2005

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 6, 2005, the Board of Directors of The Boeing Company (the “Company”) asked for and received the resignation of Harry C. Stonecipher as President and Chief Executive Officer of the Company. Concurrently, Mr. Stonecipher resigned from the Company’s Board of Directors. Mr. Stonecipher will remain an employee of the Company until his retirement effective April 1, 2005 (the “Retirement Date”).

Until the Retirement Date, Mr. Stonecipher will receive salary compensation at an annual rate of $1,500,000, which is the same rate that he was compensated prior to his resignation from the President and CEO positions. Mr. Stonecipher will continue to accrue benefits under the Company’s Pension Value Plan and Supplemental Executive Retirement Plan until the Retirement Date. Until he retires, Mr. Stonecipher will also continue to be eligible for the same perquisites he was eligible for prior to his resignation, including a company-provided automobile and financial counseling. He will not have use of the Company’s aircraft, unless approved by the Company’s Non-Executive Chairman.

In addition, Mr. Stonecipher will receive an annual incentive award for his services in 2004 based on company and individual performance. For 2004, Mr. Stonecipher had a target annual incentive of 100% of salary. Based on his ability to focus the Company to achieve excellent financial results and strong stock performance in 2004, Mr. Stonecipher will receive an annual incentive award of $2,100,000. This reflects company performance against pre-established economic profit goals at a factor of 1.4, which was above the target of 1.0, and an individual performance factor of 1.0 for 2004. Consistent with the Company’s guidelines for senior executives, Mr. Stonecipher’s award was eligible to be paid 60% in cash, and 40% in Boeing stock units. However, based upon a prior election, Mr. Stonecipher has elected to defer the entire amount into a stock unit account under the Company’s Deferred Compensation Plan. The deferred stock units will vest upon his retirement and, consistent with the treatment of other executives who defer awards into stock, will be subject to a 25% Company match. While the Company grants Performance Shares and Career Shares to its senior executives each February under its long-term incentive program, the Board decided not to grant any long-term incentives to Mr. Stonecipher in 2005.

Upon Mr. Stonecipher’s retirement, he will no longer receive employee benefits or perquisites. Mr. Stonecipher will receive office space or administrative support only if he is requested to perform tasks on behalf of the Company by the Non-Executive Chairman which requires such support. Upon his retirement date, Mr. Stonecipher will receive pension benefits in annual installments and his outstanding employee equity awards will vest, remain exercisable or be paid out, as applicable, in accordance with their terms. The director option grant for 3,000 shares that he received in 2003 will be forfeited. He will not be eligible for a prorated annual incentive award for 2005, which would have been payable in 2006.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On March 6, 2005, the Board of Directors of the Company asked for and received the resignation of President and Chief Executive Officer Harry C. Stonecipher. Concurrently, Mr. Stonecipher resigned from the Company’s Board of Directors. A description of the terms of Mr. Stonecipher’s resignation and retirement are included under Item 1.01.

(c) On March 6, 2005, the Board of Directors of the Company appointed Executive Vice President and Chief Financial Officer James A. Bell, 56, as President and Chief Executive Officer of the Company, on an interim basis. Mr. Bell has served as Executive Vice President and Chief Financial Officer since January 2004. Prior thereto, Mr. Bell served as Senior Vice President of Finance and Corporate Controller from October 2000 to January 2004. Prior thereto, Mr. Bell served as Vice President of Contracts and Pricing for Boeing Space Communications from January 1997 to October 2000. There was no arrangement or understanding between Mr. Bell and any other persons pursuant to which Mr. Bell was appointed Interim President and Chief Executive Officer and there are no related party transactions between Mr. Bell and the Company.

A copy of the Company’s press release announcing the resignation of Mr. Stonecipher and the appointment of Mr. Bell, among other things, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On March 6, 2005, the Board of Directors amended and restated the Company’s By-Laws by decreasing the number of directors from twelve to eleven. A copy of the Company’s By-Laws, as amended and restated, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01. Other Events.

On March 4, 2005, the U. S. Air Force lifted the suspension from government contracting of the Company’s space launch services business. The Air Force suspended the launch services business on July 24, 2003, based upon findings relating to certain employees’ possession and alleged use of proprietary information of the Lockheed Martin Corporation (“Lockheed Martin”) in connection with the Evolved Expendable Launch Vehicle (“EELV”) Program. The same circumstances remain under investigation by the U. S. Attorney in Los Angeles for possible criminal and civil penalties and also are the subject of a federal court lawsuit filed by Lockheed Martin in Orlando, Florida.

Under the terms of the Interim Administrative Agreement between the Company and the Air Force (the “Agreement”), the Air Force can reinstate the suspension if the Company is indicted or convicted in connection with the EELV matter, or if material new evidence is discovered. The Agreement requires periodic reporting to the Air Force and also provides for appointment of a Special Compliance Officer responsible for verifying the Company’s implementation of remedial measures and compliance with other provisions of the Agreement. The Company has reimbursed the Air Force $1.9 million for costs relating to its investigation and has agreed that certain costs relating to the EELV matter and improvements to its Ethics and Business Conduct Program will be treated as unallowable.

Full text of the Agreement can be found at http://www.af.mil.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release issued March 7, 2005

99.2	By-Laws, as amended and restated on March 6, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ James C. Johnson
James C. Johnson
Vice President, Corporate Secretary and Assistant General Counsel

Dated: March 10, 2005

INDEX TO EXHIBITS

99.1	Press Release issued March 7, 2005

99.2	By-Laws, as amended and restated on March 6, 2005